Exhibit 5.1

January 8, 2026

Nuvve Holding Corp.

2488 Historic Decatur Road, Suite 230

San Diego, CA 92106

Ladies and Gentlemen:

We have acted as counsel to Nuvve Holding Corp., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time by the selling stockholders named in the Registration Statement of an aggregate of up to 42,401,643 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, which consists of (i) 7,995,048 shares of Common Stock issuable upon the conversion of 6,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares,” and the shares of Common Stock issuable upon conversion of the Preferred Shares, the “Conversion Shares”), (ii) 5,069,712 shares of Common Stock issuable upon the exercise of warrants (the “Private Placement Warrants” and the shares of Common Stock issuable upon exercise of the Private Placement Warrants, the “Private Placement Warrant Shares”), (iii) 55,532 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants,” and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Commitment Shares”), (iv) up to 25,000,000 shares of Common Stock, which the Company may elect, in its sole discretion, to issue and sell to certain of the selling stockholders, from time to time after the effective date of the Registration Statement, including the related prospectus contained therein and forming a part thereof, pursuant to and subject to the satisfaction of the conditions contained in the common shares purchase agreement, dated as of November 14, 2025, as amended on December 1, 2025, between the Company and the certain selling stockholders identified therein (the “ELOC Shares”), (v) up to 1,290,898 shares of Common Stock issuable upon the conversion of convertible notes (the “Notes”, and the shares of Common Stock issuable upon conversion of the Notes, the “Note Shares”), and (vi) up to 2,990,453 shares of Common Stock issuable upon the exercise of additional investment right warrants (the “AIR Warrants”, and the shares of Common Stock issuable upon exercise of the AIR Warrants, the “AIR Warrant Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. For purposes of this opinion, we have assumed that at the time of the issuance of the Conversion Shares, the Common Stock Warrant Shares, the Commitment Shares, the ELOC Shares, the Note Shares and the AIR Warrant Shares, a sufficient number of shares of Common Stock will remain authorized and available for issuance pursuant to the Certificate of Incorporation, as it then may be amended.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

(a) when the Conversion Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holders thereof and have been issued by the Company in the circumstances contemplated by the Certificate of Designation of, Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, the Conversion Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable;

(b) when the Private Placement Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Private Placement Warrant holders and have been issued by the Company against payment therefor in the circumstances contemplated by the Private Placement Warrants, the Private Placement Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable;

(c) when the Commitment Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Pre-Funded Warrant holders and have been issued by the Company against payment therefor, the Commitment Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable;

(d) when the ELOC Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holders of ELOC Shares and have been issued by the Company against payment therefor in the circumstances contemplated by the Common Shares Purchase Agreement have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor in accordance with the terms of the Common Shares Purchase Agreement, will be validly issued, fully paid and non-assessable;

(e) when the Note Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holders thereof and have been issued by the Company in the circumstances contemplated by the Notes, the Note Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable; and

(f) when the AIR Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the AIR Warrant holders and have been issued by the Company against payment therefor in the circumstances contemplated by the AIR Warrants, the AIR Warrant Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable;

In rendering each of the foregoing opinions, we have assumed (i) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law and (ii) upon the issuance of any of the Conversion Shares, the Common Stock Warrant Shares, the Commitment Shares, the ELOC Shares, the Note Shares and the AIR Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP

3